Tonix Pharmaceuticals Holding Corp. 10-Q

 Exhibit 10.2

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE OMISSIONS HAVE BEEN INDICATED BY “[***].”

RESEARCH SERVICE AGREEMENT

UNIVERSITY RES0050511

THIS AGREEMENT made the 6th day of May, 2020 (“Effective Date”)

BETWEEN:

Tonix Pharmaceuticals (Canada) Inc.

(the “Client”)

- and -

The Governors of the University of Alberta,

a corporation continued under the Post-Secondary Learning Act (Alberta) (the “University”)

The Client and the University agree as follows:

1.

UNIVERSITY TO PERFORM SERVICE – The University as an independent contractor, will perform the review, test or other academic or technical service outlined in Schedule A (the “Service”) and will use reasonable efforts to complete such service eighteen (18) months from the effective date of this Agreement. The Service does not include the provision of improvements, additions or changes to any information, product or technique which is the subject of the Service, or the provision of solutions to problems identified in such information, product or techniques as a result of the provision of the Service. The University will perform such services in good faith.

2.

PRINCIPAL INVESTIGATOR - The Service will be performed under the direction of a Principal Investigator (a “Principal Investigator”). If for any reason the then designated Principal Investigator is unable to complete the Service and a successor proposed by the University is not accepted by the Client, acting reasonably, the parties will take all reasonable steps to wind down the Service with a minimum of costs and in accordance with applicable provisions of Section 9.2. The initial Principal Investigator is Dr. David Evans of the University’s Department of Medical Microbiology and Immunology.

3.

PAYMENT - The Client will pay to the University the service fee provided in Schedule B (the “Service Fee”) in accordance with the payment provisions set forth in Schedule B.

4.

CONFIDENTIALITY

4.1

Each of the University and the Client may disclose information it considers confidential to the other to facilitate the Service. Each party will use all reasonable efforts to treat and keep confidential, and cause its officers, servants and employees to treat and keep confidential, any such information received by it from the other marked “Confidential” (“Confidential Information”) and in no event will such efforts be less than the degree of care and discretion the recipient exercises in protecting its own confidential information. Any such information will be disclosed within the recipient’s organization on a “need to know” basis. Except as otherwise permitted pursuant to Section 7 the University will use all reasonable efforts to treat and to cause all officers, servants and employees of the University to treat as strictly confidential all Service Results.

The obligation to keep confidential will however not apply to information which:

(a)	was in recipient’s possession before receipt from discloser;

(b)	is or becomes a matter of public knowledge through no fault of recipient; or

(c)	is rightfully received by recipient from a third party without a duty of confidentiality; or

(d)	is disclosed by discloser to a third party without a duty of confidentiality on the third party.

Notwithstanding the provisions of this Section 4, a recipient may disclose Confidential Information if such disclosure:

(e)

is required by law including but not limited to applicable statute, regulation or other enactment or by lawful order of a court or administrative tribunal having jurisdiction provided recipient provides discloser with immediate notice of such requirement upon recipient’s receipt of notice of the same; or

(f)	is made by recipient with discloser’s prior written approval.

4.2

Each party shall also keep confidential and shall ensure its subcontractors, agents and their respective employees and students keep confidential any and all personal information disclosed directly or indirectly by the other party under this Agreement. Notwithstanding anything to the contrary, the parties shall not do anything with such personal information which may cause another party to be in violation of privacy legislation in force in Alberta or legislation that is substantially similar thereto.

5.

SERVICE RESULTS

5.1

“Service Results” means the physical samples of one or more [***] which are developed and delivered to the Client pursuant to this Agreement. Sequence documentation, computer records and any other documentation related to the Services will be promptly provided to the Client but are explicitly excluded from the Service Results. Service Results do not include intellectual property relating to processes or methods developed by or utilized by the University in the provision of the Service, including but not limited to the University Background IP listed in Schedule “C” and the Methods described in Schedule “A”. Subject to Section 6.2, the Client is acquiring no interest in, or right to use, any such intellectual property as a result of this Agreement.

5.2

The University will provide the Client with reports in accordance with the report schedule detailed in Schedule A. Each report will contain a summary of previously unreported Service Results developed in the provision of the Service.

6.

OWNERSHIP AND USE

6.1

Subject to the rights of the University pursuant to this Section 6 and Section 7, all Service Results will be the property of the Client..

6.2

University grants to Client and Client’s affiliate Tonix Pharma Holdings Limited (“Tonix Holdings”) (each, a “Licensee”) an exclusive, royalty-free license with the right to sublicense to University Patent Rights according to the terms and conditions of the license agreement attached hereto as Schedule “D” (the “License Agreement”.

7.

PUBLICATION OF SERVICE RESULTS - The University will be entitled, after giving the Client thirty (30) days’ notice to review any proposed publication of Service Results, to publish, or to allow others to publish, the Service Results or any portion thereof with identifying the Client as the sponsor and ownership of the Services Results. Should the Client at any time publish the Service Results in its entirety, the University and all investigators of the University designated by it will be appropriately identified in such publication.

8.

NO REPRESENTATIONS AND WARRANTIES ON SERVICE RESULTS - The University makes no representations or warranties, either express or implied, as to any matter including, without limitation, the existence or non-existence of competing technology, the condition, quality or freedom from error of the Services and Service Results or any part thereof, or its merchantability or fitness for any particular purpose and all warranties and conditions, expressed or implied, statutory or otherwise, are hereby disclaimed. The Client and Tonix Holdings assumes the risk of defects or inaccuracies in the Services and Service Results supplied by the University and the University will have no liability, consequential, special, punitive or otherwise which might arise from the use by the Client and Tonix Holdings of the Services or Service Results or any other materials delivered hereunder.

9.

TERMINATION

9.1

In the event that either party fails to remedy any breach or default on its part pursuant to this Agreement within thirty (30) days of notice from the other to that effect, the party not in default may upon written notice to the party in default terminate the Service and any further right of the party in default under this Agreement. Any such termination is without prejudice to or limitation of any other right or remedies of the party not in default including the right to collect sums due to it at the time of such termination. Upon such termination, the parties will wind down the Service with a minimum of costs. In these circumstances, the Client will pay for the portion of the Services completed and the University’s committed and uncancellable costs of the Service, the total of which in no event will exceed the Service Fee.

9.2

The Service may be terminated by the Client on thirty (30) days’ notice to the University in which event the parties will take all reasonable steps to wind down the Service with a minimum of costs. In these circumstances, or if the Service is wound down as provided in Section 2, the Client will pay for the portion of the Services completed and the University’s committed and uncancellable costs of the Service, the total of which in no event will exceed the Service Fee.

9.3

In the event the University’s performance is delayed or prevented by any event beyond the University’s control, including, without limitation, destruction or damage to a facility, disease, war, terrorism, insurrection, civil strife, riots, labour dispute or strike, government action, or power failure, the University will not be breach of this Agreement because of that delay or failure in performance.

10.

INDEMNIFICATION - The Client and Tonix Holdings each jointly and severally will defend, indemnify and hold harmless the University (including its officers, employees, students and agents) from all liabilities, demands, damages, expenses and losses (collectively “Losses”) arising out of the use by the Client and Tonix Holdings or by any party acting on behalf of or under authorization from the Client and Tonix Holdings of the Service Results or out of any use, sale or other disposition by the Client and Tonix Holdings, or by any party acting on behalf of or under authorization from the Client and Tonix Holdings of any product or technique which is the subject of the Service or is created or modified based on the Service Results, except for Losses arising from the University’s negligence, willful misconduct or breach of this Agreement.

11.

LIMITATION OF LIABILITY - In no event will the University be liable to the Client and Tonix Holdings for all breaches of contract or for torts or otherwise arising from or in relation to this Agreement or the matters or activities dealt with herein in excess of the aggregate amounts paid by the Client and Tonix Holdings to the University pursuant hereto except in connection with the University’s gross negligence or wilful misconduct. The University shall not be liable to the Client and Tonix Holdings for any general, indirect or consequential damages or any economic losses of any kind, regardless of whether the liability to which such damages relate arises in contract, tort or otherwise in law except in connection with the University’s gross negligence or willful misconduct. Neither party shall be liable for losses or damages resulting from the non-performance of its obligations under this Agreement for any reason or event (other than lack of finances) beyond the reasonable control of the party relying on such reason or event

12.

USE OF UNIVERSITY NAME – Except as contemplated in Section 7 hereto, the Client will not utilize the name of the University or any identifying marks of the University, the Principal Investigator, any University employees or any University students in conjunction with the Client’s use or exploitation of the Service Results, including without limitation, the development, production or marketing of products.

13.

FOIPP – The Client acknowledges that all records prepared by the University in the performance of this Agreement are in the custody and control of the University. The University is or will be subject to the access and privacy provisions of the Freedom of Information and Protection of Privacy Act (Alberta) which creates a right of access to records under the custody and control of public bodies subject to specific, limited exceptions. Except as required by law or as otherwise permitted pursuant to the terms of this Agreement, neither the University nor the Client will disclose the contents of this Agreement or the foregoing records other than for the purpose of implementation or enforcement of the same or for a general statement on the parties to this Agreement, the amount being paid for the Service and the general nature of the Service, either party being entitled to publish that information.

14.

NOTICES - All notices, requests, directions or other communications required or permitted herein will be in writing and will be delivered to the parties hereto respectively as follows:

The Client:

Tonix Pharmaceuticals (Canada) Inc.

1176 Bishop Street Montreal, QC, H3G 2E3 Canada

Phone: (514) 657-2335

Attention Regina Kiu

Email: Regina.Kiu@tonixpharma.com

With a copy to (which shall not constitute notice):

Torys LLP

79 Wellington Street West 30th Floor

Box 270, TD South Tower Toronto, ON M5K 1N2 Canada

Attention: Cheryl V. Reicin Phone: (416) 865-0040

Email: creicin@torys.com

The University:

For Contract/Finance Matters:

Research Services Office 222 Campus Tower University of Alberta Edmonton, Alberta, T6G 2E1

Attention: Julaine Herst, Assistant Director – Contracts & Agreements

Phone: (780) 492-7885

Email: Julaine.herst@ualberta.ca

For Service Matters:

Dr. David Evans

Department of Medical Microbiology and Immunology Faculty of Medicine & Dentistry

University of Alberta Edmonton, Alberta Phone: (780) 492-2109

Email: devans@ualberta.ca

In order for any notices, requests, directions, or other communications to be effective, the same will either be delivered in person or by overnight courier or email to the party for whom it is intended at the above-mentioned address and will be deemed to have been received, at the time of delivery. Any notice given by email must be promptly followed by a copy of such notice by overnight courier. The address or fax number of either party may be changed by notice in the manner set out in this Section.

15.

GOVERNING LAW - This Agreement will be governed by and interpreted in accordance with the laws in force in the Province of Alberta and the parties expressly attorn to the exclusive jurisdiction of the courts of Alberta for enforcement thereof.

16.

ENTIRE AGREEMENT - This Agreement constitutes the entire understanding between the parties relating to the Services. There are no agreements, representations or warranties except as set forth in this Agreement. No modification or amendment to this Agreement shall be binding unless executed in writing by the parties.

17.

ASSIGNMENT, SUBCONTRACTING AND AMENDMENT

17.1

No part of this Agreement may be assigned or subcontracted by any party without the written consent of the other party signed by authorized representatives of each party; provided that the Client can assign or subcontract this to any of its affiliates.

17.2

No amendment or variation of this Agreement will operate to change or vary the terms, obligations, or conditions hereof except upon mutual agreement by both parties signed by authorized representatives of each party.

18.

NO IMPLIED WAIVER - The failure of either party at any time to require performance of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter, nor shall the waiver of either party of a breach of any provision constitute a waiver of any succeeding breach of the same or any other provision.

19.

FORCE MAJEURE - If the performance by either party of any of its obligations under this Agreement (except a payment obligation) is delayed or prevented by circumstances beyond its reasonable control, including without limitation acts of God, war, terrorism, labour disputes, pandemics, epidemics, or governmental action, that party will not be in breach of this Agreement because of that delay or failure in performance.

20.

RELATIONSHIP OF PARTIES – The University and the Client are independent contracting parties and nothing in this Agreement shall make either party the agent or legal representative of the other for any purpose whatsoever, nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other.

21.

SEVERABILITY - If any term of this Agreement is invalid or unenforceable under any statute, regulation, ordinance, executive order or other rule of law, such term shall be deemed reformed or deleted, but only to the extent necessary to comply with such statute, regulation, ordinance, order or rule, and the remaining provisions of this Agreement shall remain in full force and effect.

22.

EXECUTION OF AGREEMENT – This Agreement may be executed in counterparts that together shall be deemed to constitute one valid and binding Agreement. The counterparts of this agreement may be signed and delivered electronically, and such counterparts will have the same effect as if original copies had been delivered.

23.

INCORPORATION OF SCHEDULES - The following attached Schedules are incorporated in this Agreement and are deemed to be part of this Agreement and any references to this Agreement shall mean this Agreement including such Schedules:

Schedule “A” Service Description (Scope of Work) and Budget Schedule “B” Payment

IN WITNESS WHEREOF the duly authorized officers of the parties have executed this Agreement on the date first above written.

The Governors of the University of Alberta Tonix Pharmaceuticals (Canada) Inc.:

Per:	Per:

Research Services Office
Per:

SCHEDULE A

THE SERVICE

Creation of [***]

Prepared by:

Ryan Noyce, PhD

David Evans, PhD

A proposal prepared for:

Tonix Pharmaceuticals Holding Corporation

CONFIDENTIAL

This document is the property of the University of Alberta

[***]

SCHEDULE B

PAYMENT

B.1       Service Fee -The Client will pay to the University for the University’s performance of the Service, a Service Fee of $ USD [***] (the “Contract Amount”). The total service fee includes both total direct costs of service plus 20% indirect costs. The Contract Amount shall not be adjusted as a result of any difference between budgeted costs and actual costs.

The University is not required to provide the Client with a Financial Statement of Revenue and Expenditures.

B.2       Invoicing – The Client shall pay (i) [***] of the Contract Amount upon full execution of this Service Agreement (ii) the remaining [***] of the Contract Amount is due thirty (30) days after the Client’s receipt of the invoice and deliverables.

Interest will be paid on overdue amounts at a rate of prime rate plus 2% based on the noon rate of the Bank of Canada as the date the payment first becomes due as specified on the invoice. The Service Fee is exclusive of GST which, if applicable, will be paid by the Client at the same time as the payment of the Service Fee on which the same is based.

INVOICE TO BE SENT TO:

Tonix Pharmaceuticals (Canada) Inc. 1176 Bishop Street

Montreal, QC, H3G 2E3 Canada

Phone: (514) 657-2335

Attention: Regina Kiu, Manager

CHEQUES SHOULD BE MADE PAYABLE TO: The Governors of the University of Alberta
PLEASE REFERENCE RESEARCHER’S NAME, RES0050511 AND FORWARD TO THE FOLLOWING ADDRESS:

Financial Services University of Alberta

3rd Floor, Administration Building Edmonton, Alberta

Canada T6G 2M7

ATTENTION: RESEARCH RECEIVABLES

Schedule “C”

University Background IP: US provisional patent application [***] and any corresponding patents or patent applications related thereto, including divisionals, continuations, extensions and reissue applications, term restorations and renewals.

SCHEDULE “D”

License Agreement